Exhibit 99.1

Occam Networks Provides Preliminary Information on Fourth Quarter Financial Results in Advance of Thomas Weisel Partners’ Technology Conference

Monday February 6, 5:36 pm ET

SANTA BARBARA, Calif.—(BUSINESS WIRE)—Feb. 6, 2006—Occam Networks® Inc. (OTCBB: OCCM - News), a supplier of innovative Ethernet- and IP-based loop carrier equipment to telecommunications companies, today announced that, subject to quarterly review and annual audit by its independent auditors, it expects to report fourth quarter revenues of approximately $12.9 million and annual revenues of approximately $39.2 million for 2005, representing growth of 98 percent and 125 percent over 2004’s fourth quarter and annual revenues, respectively. Occam also expects to report near-breakeven operating income for the quarter ended Dec. 31, 2005. Occam also continued its recent quarterly trend of adding more than a dozen new customers, finishing the year with more than 130 in total since the company’s inception. Occam will announce earnings on Feb. 9, 2006.

Bob Howard-Anderson, Occam’s chief executive officer, and Chris Farrell, Occam’s chief financial officer, will present at the Thomas Weisel Partners Technology Conference on Feb. 7, 2006, in San Francisco.

Based on the unaudited results, Occam’s fourth quarter gross margins showed improvement over third quarter margins due to supply chain improvements, including the change of contract manufacturers. Occam reconfirms its long-term target for gross margins is approximately 40%.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements concerning our revenues, gross margins, and operating results for the quarter and year ended Dec. 31, 2005, and forecasts for the future. The estimates disclosed in this press release are preliminary and have not been audited by Occam’s independent auditors. These estimates could change materially as a result of independent auditor review. In addition, Occam’s forecasts relating to revenue, gross margin, customer acquisition, and cashflow are subject to inherent risks and uncertainties relating to Occam’s business. These risks include, among others, the risk that we may not increase the size of our customer base at the same rate as in recent periods. If we fail to increase our customer base or our BLC 6000 product does not continue to achieve market acceptance, our revenues will not increase as anticipated, which would have an adverse effect on our operating results and financial condition. For example, BLC 6000 products could fail to achieve market acceptance or we could fail to increase the size of our customer base based on competitive factors, an unwillingness of telecommunication companies to make substantial capital expenditures, or a failure of our products to perform to industry standards, which may change based on technological developments. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enables telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced Voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Occam Networks is a registered trademark of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

Contact:

Occam Networks Inc., Santa Barbara

Chris Farrell, 805-692-2957

cfarrell@occamnetworks.com

or

Connect Public Relations

Spencer Parkinson, 801-373-7888

spencerp@connectpr.com

Source: Occam Networks Inc.